EXHIBIT 99.1

ANC Rental Corporation, et al.	Case No. 01-11200 Jointly Administered

COMBINED SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS — SUBSTITUTE MOR-1

For the Period January 1, 2003 to January 31, 2003

		Current Period Activity		Activity - Filing Period to Date

		ACTUAL	PROJECTED	ACTUAL	PROJECTED

Cash — Beginning of Period		$117,415,700	$81,773,000	$101,226,814	$99,778,000
Receipts:
	Credit Card and Local Deposits	$134,996,592	$147,604,000	$2,470,127,524	$2,354,091,000
	Collections of Accounts Receivable	63,292,119	29,160,000	793,366,918	492,648,000
	Other Receipts	5,784,770	23,308,000	418,187,147	279,361,000

Total Receipts		$204,073,481	$200,072,000	$3,681,681,589	$3,126,100,000
Disbursements:
	US Trustee Fees Paid	$78,250	$-	$383,250	$—
4	Fleet Operating Expenses	17,723,770	13,275,000	208,929,571	222,520,000
5a	Personnel — Net Cash Payroll	21,061,659	23,544,603	319,965,525	290,490,121
5b	Personnel — Payroll Taxes Paid	7,415,298	8,289,482	119,921,864	105,758,056
5c	Personnel — Benefits Payments	7,197,963	8,046,526	91,099,056	80,674,950
5d	Personnel — Payments of Garnishments Withheld	184,624	206,389	2,640,322	2,404,118
6	Travel Expenses Paid	619,273	942,000	6,255,465	5,076,000
7	Fuel Payments For Rental Fleet	3,446,096	4,358,000	56,140,679	64,294,000
8	Airport — Agency — Concession Fees Paid	17,404,980	15,293,000	245,515,207	92,073,000
9	Insurance Payments All	11,810,009	7,825,000	136,632,832	157,201,000
11	Facility and Other Fixed Operating Expenses Paid	22,347,433	22,463,000	248,392,382	162,117,000
13	Travel Agency Tour Operator Commission Payments	3,832,106	8,958,000	104,571,418	108,038,000
14	Advertising Payments	7,427,796	10,586,000	69,743,681	89,168,000
15	IT Consulting Payments	6,136,644	8,092,000	68,339,968	47,209,000
16	IT Other Cash Payments	1,506,005	1,546,000	28,119,147	76,037,000
17	Sales Taxes and Other Taxes Paid	18,235,198	16,299,000	300,619,274	364,806,000
18	Professional Fees Paid — Ordinary Course	1,010,372	1,596,000	16,604,263	6,986,000
19	Professional Fees Paid — Bankruptcy Professionals	1,471,711	2,787,000	28,384,683	28,967,000
20	Other Miscellaneous Operating Expenses Paid	6,902,232	1,562,000	123,668,061	56,442,000
23	Capital Expenditures	1,291,766	6,392,000	16,135,211	70,398,000
24	Interest and Financing Fees Paid	1,389,820	6,972,000	27,548,878	18,362,000
25	Vehicle Holding Costs Paid	84,174,749	60,277,000	1,048,328,031	976,860,000
25.1	Fleet Purchase Payments and Financing Enhancements	1,843,425	-	433,991,633	290,959,000
26	Working Capital Fundings to Subsidiaries	-	-	4,000,000	6,000,000

Total Disbursements		$244,511,181	$229,310,000	$3,705,930,403	$3,322,840,245
Net Cash Flow		$(40,437,700)	$(29,238,000)	$(24,248,814)	$(196,740,245)

Cash at End of Period		$76,978,000	$52,535,000	$76,978,000	$(96,962,245)

Notes:	“Projected” amounts for the month of January posted from the 2003 Cash Collateral Budget.

Beginning Projected Balance for January adjusted to 2003 Cash Collateral Beginning Balance.

Projected amounts for the Filing Period to Date reflect a combination of:
a. original cash budget
b. revised cash budget of February 15, 2002
c. Cash Collateral Budget of 2003

Effective July 2002, category 12 “Other” has been combined with Category 20 “Other”

Effective August 2002, all Insurance payments combined in item 9 “Insurance All”

ANC Rental Corporation et al.,
Case No. 01-11200 Jointly Administered
Summary Combined Balance Sheet
January 31, 2003

Assets
Cash & Cash Equivalents	$76,418,881
Restricted Cash	559,119
Receivables, net	119,467,623
Prepaid Expenses	40,946,760
Revenue Earning Vehicles, net	(12,812,372)
Property Plant & Equip, net	223,896,670
Investment in Subsidiaries	3,706,693,306
Other Assets	46,280,181

Total Assets	$4,201,450,168

Liabilities & Shareholders’ Equity
Accounts Payable	$142,294,192
Accrued Liabilities	274,481,682
Insurance Reserves	298,834,531
Other Debt	296,015,749
Deferred Income Taxes	253,710,734
Interest Rate Hedges at Fair Value	82,260,000
Due to Affiliates	782,859,062
Other Liabilities	86,653,176

Total Liabilities	2,217,109,126
Shareholders’ Equity	1,984,341,042
Total Liabilities & Shareholders’ Equity	$4,201,450,168

The Summary Combined Balance Sheet represents the combined balance sheets of the legal entity Debtors only and does not include either the elimination of inter-company transactions and investments as required under Generally Accepted Accounting Principles or the balance sheets of the Non-Debtors. Had inter-company transactions been eliminated and the balance sheets of the Non-Debtors, which are also wholly owned subsidiaries, been included and consolidated, Investments in Subsidiary would have been fully eliminated, Due to Affiliates would have been fully eliminated and Shareholders’ Equity (Deficit) would have been ($352) million. A non-consolidated combining balance sheet has the effect of artificially inflating inter-company assets, inter-company liabilities and shareholders’ equity (deficit). Nevertheless such presentation is required by the Operating Guidelines and Reporting Requirements established by the Office of the United States Trustee.

ANC Rental Corporation, et al.
Case Number 01-11200 Jointly Administered	For the One Month	For the Period
Combined Statement of Operations	Ended January 31,	11/13/2001 through
For the Periods as Indicated	2003	01/31/2003

Total Revenue	$134,399,871	$2,486,262,984
Direct Operating Costs	72,299,538	1,233,773,124
Vehicle Depreciation, net	58,309,612	1,018,291,920
Selling, General and Administrative	34,079,506	539,614,332
Amortization of Intangibles	—	305,027
Transition Cost	6,589,970	186,420,977
Interest Income	(130,411)	(3,566,582)
Interest Expense	4,530,093	81,544,710
Interest Rate Hedges	2,454,567	43,222,375
Other (income) / expense net	(106,177)	120,969,781

Net Income	$(43,626,827)	$(734,312,680)

Note: Obligations incurred by ANC Management Services, Inc., Republic Guy Salmon, Inc., and certain other subsidiaries are settled by ANC Rental Corporation then charged to the respective subsidiary by way of an intercompany charge.